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                                                                    EXHIBIT 23.3

                                  [LETTERHEAD]
                        CONSENT OF DANIEL P. BURKE, ESQ.


Hauppauge, New York
Dated: September 16, 1997



    As special counsel to the "Company" (Anchor Gaming), I hereby consent to the reference to myself in the Pre-effective Amendment No. 1 to the Registration Statement filed on September 17, 1997 with respect to information provided under the caption "Intellectual Property Rights" in the "Proprietary Games" section of the "BUSINESS" section, and the section entitled "Risks of Proprietary Games" in the "RISK FACTORS" section.


                                          /s/ DANIEL P. BURKE

                                          --------------------------------------

                                          Daniel P. Burke